Exhibit 31.2

CERTIFICATION

I, Karl Schneider, certify that:

1.	I have reviewed this annual report on Form 10-K/A of Zoran Corporation; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ KARL SCHNEIDER
Karl Schneider
Senior Vice President, Finance and
Chief Financial Officer

Dated: May 2, 2011